As Filed with the Securities and Exchange Commission on October 26, 2007
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration (No. 333-03611)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	16-0345235
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

ONE BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK 14604-2701

(Address of Principal Executive Offices)

BAUSCH & LOMB INCORPORATED

ANNUAL RETAINER STOCK PLAN FOR

NON-EMPLOYEE DIRECTORS

(Full title of the plan)

Clay C. Arnold

Senior Counsel

Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, New York 14604-2701

(585) 338-5529

(Name, address and telephone number, including area code, of agent for service)

Deregistration of Securities

Bausch & Lomb Incorporated (the “Company”) hereby deregisters all the shares of common stock of the Company (the “Common Stock”) previously registered under its Registration Statement on Form S-8 (File No. 333-03611) and remaining available thereunder. In connection with its merger with WP Prism Merger Sub Inc., the Company will no longer offer Common Stock under the Bausch & Lomb Incorporated Annual Retainer Stock Plan for Non-Employee Directors.

ITEM 8.	EXHIBITS

Exhibit Number	Description

24.1	Power of Attorney

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-03611) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 26th day of October, 2007.

BAUSCH & LOMB INCORPORATED

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Title:	Vice President, Assistant General Counsel
and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-03611) has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title	Date

Chairman,
*	Chief Executive Officer	October 26, 2007
Ronald L. Zarrella	(principal executive officer)

Chief Financial Officer
*	(principal financial officer)	October 26, 2007
Efrain Rivera

2

*	Controller	October 26, 2007
Jurij Z. Kushner	(principal accounting officer)

*		October 26, 2007
Sean D. Carney	Director

*		October 26, 2007
Elizabeth Weatherman	Director

*		October 26, 2007
D. Scott Mackesy	Director

* By A. Robert D. Bailey, Attorney-in-fact
/s/ A. Robert D. Bailey		October 26, 2007
Vice President
A. Robert D. Bailey	Assistant General Counsel
Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

24.1	Power of Attorney

3